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                                                                    EXHIBIT 10.2




                                FALCONITE, INC.
                          DIRECTORS STOCK OPTION PLAN


                     SECTION 1.  ESTABLISHMENT AND PURPOSE.

     Falconite, Inc. hereby establishes a stock option plan to be named the Falconite, Inc. Directors Stock Option Plan, for certain directors of the Company. The purpose of the Plan is (1) to induce directors of the Company to remain directors of the Company, to offer them incentives and rewards in recognition of their contributions to the Company's progress, and to encourage them to continue to promote the best interests of the Company and its subsidiaries, and (2) to aid the Company and its subsidiaries in competing with other enterprises for the services of new directors needed to help insure the Company's continued progress.


                            SECTION 2.  DEFINITIONS.

     (a) ACT means the Securities Exchange Act of 1934, as amended from time to time.

     (b)     ADMINISTRATOR means the Secretary of the Company.

     (c)     BOARD means the Board of Directors of the Company.

     (d) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (e) COMMON STOCK means the Common Stock, $.01 par value, of the Company.

     (f) COMPANY means Falconite, Inc., a corporation organized and existing under the laws of the State of Illinois.

     (g) ELIGIBLE DIRECTOR means a director of the Company who is not otherwise an officer or employee of the Company or of any subsidiary thereof.

     (h) FAIR MARKET VALUE of a share of the Company's Common Stock means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be authorized for quotation on the Nasdaq National Market, the last transaction price per share as quoted by the Nasdaq National Market, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the Nasdaq National Market, but when prices for the Stock shall be authorized for quotation on the Nasdaq Small Cap Market, the closing bid price per share as reported by the Nasdaq SmallCap Market, (iii) for any period during which the Stock is neither listed for trading on a national securities exchange nor its price reported by the Nasdaq National Market or the Nasdaq
             SmallCap Market, but when prices of the Stock are quoted in the OTC Bulletin Board or similar quotation medium used by members of the National Association of Securities Dealers, Inc., the closing bid price as provided by the OTC Bulletin Board or similar quotation medium, (iv) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share on such exchange, or (v) the market price per share as determined by a nationally recognized investment banking firm selected by the Board in the event neither (i), (ii), (iii) nor (iv)





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          above shall be applicable.  If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

     (i)  OPTION means an option granted under this Plan to acquire Stock.

     (j)  OPTIONEE means the person to whom an Option is granted.

     (k) OPTION AGREEMENT means an Agreement issued to each Eligible Director with respect to each Option.

     (l) OPTION DATE means the date as of which an Option is granted, which shall be the first business day after the annual meeting of shareholders of the Company.

     (m)  PLAN means the Falconite, Inc. Directors Stock Option Plan.

     (n) PERMITTED TRANSFEREE means either (i) one or more members of an Optionee's spouse, children or grandchildren ("Optionee Family Members"), (ii) one or more trusts for the exclusive benefit of the Optionee and/or one or more Optionee Family Members, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interest of the Optionee and Optionee Family Members exceed 80% of all interests.

     (o) POST-DEATH REPRESENTATIVE(S) means the executor(s) or administrator(s) of the Optionee's estate or the person or persons to whom the Optionee's rights under his or her Option pass by the Optionee's will or the laws of descent and distribution.

     (p) RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time, or any successor rule.

     (q) STOCK means authorized and unissued shares of Common Stock or reacquired shares of Common Stock held in its treasury.

Generally, terms used herein shall have the meanings which they have under
Section 422 of the Code and regulations thereunder and, except to the extent contrary to such Section or regulations, under Rule 16b-3.


                          SECTION 3.  ADMINISTRATION.

     The Plan shall be administered on behalf of the Company by the Administrator. The Administrator may adopt, amend and rescind from time to time such administrative rules, and may take from time to time such actions, with or without notice to affected Optionees or Permitted Transferees, as the Administrator may deem appropriate to implement or interpret the provisions of this Plan or to exercise any authority, discretion or power explicitly or implicitly granted to the Administrator under this Plan, provided that no such rules or actions may be inconsistent with the provisions of this Plan, or Rule 16b-3. The Administrator may make rules or take action pursuant to this Section by any appropriate means.





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                  SECTION 4.  SHARES RESERVED UNDER THE PLAN.

     (a) At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to the total number of shares then issuable pursuant to all such Option grants which shall have been made prior to such time. The Company in its discretion may use reacquired shares held in the Treasury in lieu of authorized but unissued shares.

     (b) If an Option terminates in whole or in part, by expiration or for any other reason except exercise of such Option, the shares previously reserved for issuance upon grant of the Option shall again be available for issuance, as if such shares had never been subject to an Option.


                        SECTION 5.  GRANTING OF OPTIONS.

     (a) Each person who is an Eligible Director on the date of the Company's initial public offering of its Stock (which shall be deemed the Option Date for 1997) shall receive an Option to acquire 5,000 shares of Stock at the initial public offering price and each individual who first commences service as an Eligible Director after the initial public offering shall receive an Option to acquire 5,000 shares of stock at the commencement of service as director at an option price equal to the Fair Market Value of a share of Stock on the date of grant. In each subsequent year, each person who is an Eligible Director on the Option Date shall receive Options to acquire 2,000 shares of Stock; provided, however, that an Eligible Director shall not receive Options to acquire 2,000 shares of Stock in any year during which such director first commenced service as a director of the Company.

     (b) All Options granted under the Plan shall be granted as of an Option Date. Promptly after each Option Date, the Company shall notify the Optionee of the grant of the Option, and shall hand deliver or mail to the Optionee a Stock Option Agreement, duly executed by and on behalf of the Company, with the request that the Optionee execute and return the Agreement within thirty days after the Option Date. If the Optionee shall fail to execute and return the written Option Agreement within said thirty-day period, his or her Option shall be automatically terminated, except that if the Optionee dies within said thirty-day period such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.


                         SECTION 6.  TERMS OF OPTIONS.

     Notwithstanding any other provision of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

     (a) The option price for each share of Stock covered by an Option shall be an amount equal to 100% of the Fair Market Value of a share of Stock on the Option Date of such Option.

     (b) The Option by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution; provided, however, that an Option granted under the Plan may be transferred to a Permitted Transferee and following such a transfer the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or a Permitted Transferee, as the case may be.





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     (c)     The Option by its terms shall be immediately exercisable as to any or all shares and may be exercised at any time and from time to time.

     (d) The Option shall not be exercisable after the earlier of (i) the last day of the twenty-fourth month after the month in which the Optionee's service as a director terminates for any reason, or (ii) the expiration of ten years from the Option Date.

                   SECTION 7.  NO RIGHT TO REMAIN A DIRECTOR.

     The grant of an Option shall not create any right in any person to remain as a director of the Company.


                        SECTION 8.  EXERCISE OF OPTIONS.

     (a) An Option shall be exercisable only (i) upon payment to the Company on the exercise date of cash in the full amount of the option price of the shares with respect to which the Option is exercised, or (ii) upon delivery to the Company on the exercise date of certificates representing shares of Stock, owned by the Optionee or Permitted Transferee and registered in the Optionee's or Permitted Transferee's name, having a Fair Market Value, on the date of such exercise and delivery, equal to the full amount of the purchase price of the shares with respect to which the Option is exercised, or (iii) a combination of (i) and (ii).

     (b) An Optionee or Permitted Transferee shall have none of the rights of a shareholder with respect to shares of Stock subject to his or her Option until shares of Stock are issued to him or her upon the exercise of his or her Option.


                        SECTION 9.  GENERAL PROVISIONS.

     The Company shall not be required to issue or deliver any certificate for shares of Stock to an Optionee or Permitted Transferee upon the exercise of his or her Option prior to:

     (a) if requested by the Company, the filing with the Company by the Optionee or a Permitted Transferee or the Optionee's Post-Death Representative of a representation in writing that at the time of such exercise it is his or her then present intention to acquire the shares of Stock being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such shares of Stock under any state or Federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable; and

     (b) the obtaining of any other consent, approval or permit from any state or Federal governmental agency which the Administrator shall, in the Administrator's absolute discretion upon the advice of counsel, determine to be necessary or advisable.


                      SECTION 10.  ADJUSTMENT PROVISIONS.

     In the event any stock dividend is declared upon the Common Stock or in the event outstanding shares of Stock shall be changed into or exchanged for a different number, class or kind of shares of stock or other securities of the Company or of another corporation, whether by reason of a split or





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combination of shares, recapitalization, reclassification, reorganization, merger, consolidation or otherwise, the number of shares of Stock reserved for issuance upon the exercise of outstanding Options shall be appropriately and proportionately adjusted, and in any such event a corresponding adjustment shall be made changing the number, class or kind of shares of Stock or other securities which are deliverable upon the exercise of any Option theretofore granted without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each share of Stock covered by the unexercised portion of such Option. In the event the Company is merged, consolidated or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Options with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Stock. Adjustments under this Section 10 shall be made in an equitable manner by the Administrator, whose determination shall be conclusive and binding on all concerned.


               SECTION 11.  DURATION, AMENDMENT AND TERMINATION.

     (a) The Board may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the shareholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee or a Permitted Transferee, adversely affect or impair the rights of such Optionee or a Permitted Transferee, and provided further that no amendment shall cause the Plan not to comply with Rule 16b-3 or any successor rule.

     (b) The period during which Options may be granted under the Plan shall terminate on December 30, 2006, unless the Plan earlier shall have been terminated as provided above.


                       SECTION 12.  SHAREHOLDER APPROVAL.

     The Plan shall be effective as of the effective date of the Company's Registration Statement on Form S-1 filed in connection with the Company's initial public offering of its common stock. The Plan was approved by the shareholders of the Company as of December 31, 1996.





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